                                                            Immediate Release
                                                             Michael Whitlow
                                                             (225) 388-7320
                                                              Sarah  McCoy
                                                             (804) 788-6091

         Richmond, Virginia, July 23, 2003 -- Albemarle Corporation (NYSE:ALB) reported second-quarter 2003 net income of $22.6 million, or 54 cents per share on a diluted basis. The earnings include a 16 cents per diluted share benefit due to the reversal of income tax reserves as the Internal Revenue Service closed audits related to certain tax years. After an adjustment for this item, the Company's diluted earnings per share for second-quarter 2003 was 38 cents, or $16.0 Million. Second-quarter 2002 earnings were $16.9 million, or 40 cents per diluted share, excluding a favorable Federal income tax settlement of $3.8 million.
         Results for second-quarter 2003 reflect higher net sales, up 6.6 percent versus second-quarter 2002, or $16.8 million, due primarily to the favorable effects of foreign exchange in Europe and the positive contribution made by the addition of the fuel and lube additives products that were acquired in mid-January 2003, offset in part by lower shipments of brominated flame retardants and certain performance chemicals products. On a year-to-year comparison, the second-quarter 2003 margin percentages are down slightly due to higher energy and raw material costs.
         For the first six months of 2003, net income amounted to $43.6 million, up 16.2 percent from $37.5 million for the first six months of 2002, while diluted earnings per share were $1.03 per share for the first six months of 2003, up 19.8 percent from 86 cents per share for the same period in 2002. Excluding the impact of income tax settlements, tax reserve adjustments and a charge for the cumulative effect of a change in an accounting principle related to SFAS No. 143 (five cents per diluted share), earnings for the first six months were 76 cents per diluted share compared to 78 cents per diluted share in 2002.
          Sales for the first six months of 2003 were $535.0 million, up $50.5 million or approximately 10 percent over the first six months of 2002. The increase in sales was primarily due to the favorable effects of foreign exchange in Europe and the positive contribution made by the addition of the fuel and lube additives products that were acquired in mid-January 2003 from Ethyl Corporation.
          Average common shares used to compute second-quarter and six months 2003 diluted earnings per share were 42,046,000 and 42,166,000 down from 42,822,000 and 43,506,000, respectively, for the corresponding periods in 2002, primarily reflecting the effects of the Company's repurchase of its common shares in both February 2003 and 2002.

         Mark C. Rohr, President and CEO, commented, "Overall we are pleased with our performance in the second quarter despite the difficult economic environment in which we operate. We have programs in place to improve profit margins and help offset higher raw material and energy costs. Our underlying performance was enhanced by our efforts to grow through new business development, recent acquisitions and good fixed cost control."
         Some of the information presented in the following communication may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the Company's current expectations, which are in turn based on the Company's reasonable assumptions within the bounds of its knowledge of its business and operations. There can be no assurance, however, that the Company's actual results will not differ materially from the results and expectations in the forward-looking statements. Factors that could cause actual results to differ materially include, without limitation, the timing of orders received from customers, the gain or loss of significant customers, competition from other manufacturers, changes in the demand for the Company's products, increases in the cost of products, increases in the cost of energy and raw materials (notably, ethylene, chlorine and natural gas), changes in the Company's markets in general, fluctuations in foreign currencies, changes in new product introductions resulting in increases in capital project requests and approvals leading to additional capital spending, changes in laws and regulations, unanticipated claims or litigation, the inability to obtain current levels of product or premises liability insurance or the denial of such coverage, political unrest affecting the global economy and changes in accounting standards. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.
         A more comprehensive discussion of the Company's performance will be available on Albemarle's Web Page at www.albemarle.com on July 23, following a conference call at 3:00 PM Eastern Daylight Time.
         Albemarle Corporation, headquartered in Richmond, Virginia, is a leading producer of specialty chemicals for consumer electronics; pharmaceuticals; agricultural, automotive and industrial products; and construction and packaging materials. The company's two business segments, Polymer Chemicals and Fine Chemicals - which includes custom manufacturing services for the life sciences market - serve customers in more than 80 countries, generating annual revenue of approximately $1 billion. Learn more about Albemarle at www.albemarle.com.




Albemarle Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands except per-share amounts) (Unaudited)


                                          Second Quarters Ended June 30
                                  ----------------------------------------------
                                         2003                         2002(a)
                                  ----------------             -----------------
Net sales                             $269,476                      $252,706
Cost of goods sold (b)                 211,050                       194,551
                                  ----------------             -----------------
       Gross profit                     58,426                        58,155
Selling, general and
   administrative expenses              29,435                        28,916
Research and development expenses        4,421                         4,020
                                  ----------------             -----------------
      Operating profit                  24,570                        25,219

Interest and financing expenses         (1,257)                       (1,235)
Other income and (expenses),
   including minority interest            (316)(c)                     2,276 (e)
                                  ----------------             -----------------
Income before income taxes              22,997                        26,260
Income taxes                               414 (c,d)                   5,566 (e)
                                  ----------------             -----------------
Net income                             $22,583                       $20,694
                                  ================             =================

Basic earnings per share                 $0.55                         $0.50
                                  ================             =================

Shares used to compute basic
   earnings per share                   41,208                        41,618
                                  ================             =================

Diluted earnings per share               $0.54                         $0.48
                                  ================             =================

Shares used to compute diluted
   earnings per share                   42,046                        42,822
                                  ================             =================



See accompanying notes to the consolidated financial statements following the balance sheets.



Albemarle Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands except per-share amounts) (Unaudited)


                                                 Six Months Ended June 30
                                     -------------------------------------------
                                           2003                       2002(a)
                                     ----------------           ----------------
Net sales                                $535,046                   $484,528
Cost of goods sold (b)                    418,978                    370,613
                                     ----------------           ----------------
       Gross profit                       116,068                    113,915
Selling, general and
   administrative expenses                 57,061                     54,620
Research and development expenses           9,363                      8,796
Special item                                    -                        850 (f)
                                     ----------------           ----------------
      Operating profit                     49,644                     49,649

Interest and financing expenses            (2,594)                    (2,460)
Other income and (expenses), including
   minority interest                        3,257 (c)                  3,068 (e)
                                     ----------------           ----------------
Income before income taxes                 50,307                     50,257
Income taxes                                4,510 (c,d)               12,765 (e)
                                     ----------------            ---------------
Income before cumulative effect
   of a change in accounting principle     45,797                     37,492
Cumulative effect of a change in
   accounting principle, net               (2,220) (g)                     -
                                     ----------------           ----------------
Net income                                $43,577                    $37,492
                                     ================           ================

Basic earnings per share:
   Income before cumulative effect of a
      change in accounting principle        $1.10                      $0.88
   Cumulative effect of a change in
      accounting principle, net             (0.05) (g)                     -
                                     ----------------           ----------------
          Net income                        $1.05                      $0.88
                                     ================           ================

Shares used to compute basic
   earnings per share                      41,352                     42,528
                                     ================           ================

Diluted earnings per share:
   Income before cumulative effect of a
      change in accounting principle        $1.08                      $0.86
   Cumulative effect of a change in
      accounting principle, net             (0.05) (g)                     -
                                     ----------------           ----------------
          Net income                        $1.03                      $0.86
                                     ================           ================

Shares used to compute diluted
   earnings per share                      42,166                     43,506
                                     ================           ================



See accompanying notes to the consolidated financial statements following the balance sheets.



Albemarle Corporation and Subsidiaries
Consolidated Summary of Segment Results
(In thousands) (Unaudited)

                                                                 Second Quarters Ended June 30
                                              ------------------------------------------------------------------------------
                                                        2003                                      2002(a)
                                              -----------------------------------         ----------------------------------
                                                  Revenues               Income              Revenues              Income
                                              --------------         ------------         -------------        -------------
 Polymer Chemicals                                 $150,128              $18,750              $142,955              $17,927
 Fine Chemicals                                     119,348               11,769               109,751               13,290
                                              --------------         ------------         -------------        -------------
    Segment totals                                 $269,476               30,519  (b)         $252,706               31,217  (b)
                                              ==============                              =============
 Corporate and other expenses                                             (5,949) (b)                                (5,998) (b)
                                                                     ------------                              -------------
    Operating profit                                                      24,570                                     25,219

 Interest and financing expenses                                          (1,257)                                    (1,235)
 Other income and (expenses),
    including minority interest                                             (316) (c)                                 2,276  (e)
                                                                     ------------                              -------------
 Income before income taxes                                              $22,997                                    $26,260
                                                                     ============                              =============



                                                                        Six Months Ended June 30
                                              ------------------------------------------------------------------------------
                                                             2003                                      2002(a)
                                              -----------------------------------         ----------------------------------
                                                 Revenues              Income               Revenues              Income
                                              --------------         ------------         -------------        -------------
 Polymer Chemicals                                 $297,356              $35,099              $265,122              $29,851
 Fine Chemicals                                     237,690               25,156               219,406               29,598
                                              --------------         ------------         -------------        -------------
    Segment totals                                 $535,046               60,255  (b)         $484,528               59,449  (b,f)
                                              ==============                              =============
 Corporate and other expenses                                            (10,611) (b)                                (9,800) (b,f)
                                                                     ------------                              -------------
    Operating profit                                                      49,644                                     49,649

Interest and financing expenses                                          (2,594)                                    (2,460)
 Other income and (expenses),
    including minority interest                                            3,257  (c)                                 3,068  (e)
                                                                     ------------                              -------------
 Income before income taxes                                              $50,307                                    $50,257
                                                                     ============                                 ==========




See accompanying notes to the consolidated financial statements following the balance sheets.




Albemarle Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands) (Unaudited)
                                                                                                Six Months Ended June 30
                                                                                                2003               2002(a)
                                                                                          ----------------    --------------
Cash and cash equivalents at beginning of year                                                     $37,636           $30,585
                                                                                          ----------------    --------------
Cash flows from operating activities:
   Net income                                                                                       43,577            37,492
   Cumulative effect of a change in accounting principle, net (g)                                    2,220                 -
                                                                                           ----------------    --------------
   Income before cumulative effect of a change in accounting principle                              45,797            37,492
   Adjustments to reconcile net income before cumulative effect of a change in accounting principle to cash flows from operating activities:
      Depreciation and amortization                                                                 40,779            40,475
      Working capital decrease net of the effects of the acquisition                                 9,812             7,959
      Increase in income tax receivable (c)                                                        (11,278)                -
   Other, net                                                                                       (1,278)           (5,198)
                                                                                           ----------------    --------------
      Net cash provided from operating activities                                                   83,832            80,728
                                                                                           ----------------    --------------
Cash flows from investing activities:
   Acquisition of assets (h)                                                                       (26,579)                -
   Capital expenditures                                                                            (19,278)          (19,267)
   Proceeds from liquidation of investment                                                           4,419                 -
   Investments in joint ventures and nonmarketable securities                                       (6,410)           (3,164)
   Restricted expended industrial revenue bond proceeds                                                  -             1,741
                                                                                           ----------------    --------------
      Net cash used in investing activities                                                        (47,848)          (20,690)
                                                                                           ----------------    --------------
Cash flows from financing activities:
   Proceeds from borrowings                                                                         47,332           103,995
   Repayments of long-term debt                                                                    (52,441)          (64,969)
   Purchases of common stock                                                                       (13,474)          (92,943)
   Dividends paid                                                                                  (11,664)          (11,316)
   Proceeds from exercise of stock options                                                             372             2,156
                                                                                           ----------------    --------------
      Net cash used in financing activities                                                        (29,875)          (63,077)
                                                                                           ----------------    --------------
Net effect of foreign exchange on cash                                                               6,248             5,858
                                                                                           ----------------    --------------
Increase in cash and cash equivalents                                                               12,357             2,819
                                                                                           ----------------    --------------
Cash and cash equivalents at end of period                                                         $49,993           $33,404
                                                                                           ================    ==============

Supplemental noncash disclosures due to change in accounting principle:

  Increase in property, plant and equipment                                                        $(6,520)                -
  Increase in accumulated depreciation                                                               3,083                 -
  Increase in other noncurrent liabilities                                                           6,922                 -
  Decrease in deferred tax liabilities                                                              (1,265)                -
                                                                                            ---------------    --------------
            Total                                                                                  $ 2,220                 -
                                                                                            ===============    ==============

See accompanying notes to the consolidated financial statements following the balance sheets.




Albemarle Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands of dollars) (Unaudited)

                                           June 30,               December 31
                                             2003                   2002 (a)
                                    -------------------        -----------------
ASSETS

Cash and cash equivalents                $   49,993               $   37,636
Other current assets                        393,767                  375,428
                                    -------------------        -----------------
   Total current assets                     443,760                  413,064
                                    -------------------        -----------------

Property, plant and equipment             1,546,336                1,497,989
Less accumulated depreciation
   and amortization                       1,030,367                  978,918
                                    -------------------        -----------------
   Net property, plant and equipment        515,969                  519,071

Other assets and intangibles                289,453                  260,821
                                    -------------------        -----------------
                                         $1,249,182               $1,192,956
                                    ===================        =================
LIABILITIES &
SHAREHOLDERS' EQUITY

Current liabilities                        $182,588                $ 165,007
Long-term debt                              175,183                  180,137
Other noncurrent liabilities                162,510                  149,223
Deferred income taxes                       134,501                  128,849
Shareholders' equity                        594,400                  569,740
                                    -------------------        -----------------
                                         $1,249,182               $1,192,956
                                    ===================        =================

 Notes (in thousands except share amounts):

(a) Certain amounts in the accompanying consolidated financial statements have been reclassified to conform to the current presentation.

(b) Includes foreign exchange transaction gains of $748 and $283 and $809 and $1,074 for the three- and six-months periods ended June 30, 2003, and 2002, respectively.

(c) In March 2003, the Company recorded a receivable for an income tax refund of $11,083. The refund related to the Internal Revenue Service's examination of the Company's 1996 and 1997 tax returns. In addition, the Company recorded interest income of $195 ($124 after income taxes) for the three months ended June 30, 2003. The net effect of the refund on the Condensed Consolidated Statement of Income for the six month period ended June 30, 2003 amounted to $7,216 or 17 cents per diluted share, including interest $4,308 ($2,744 after income taxes).

(d) During the quarter ended June 30, 2003, the Company received notification of the finalization of the Internal Revenue Service's examination of its Federal income tax returns for the years ended December 31, 1998 and 1999. As a result, the Company evaluated its remaining tax reserves and released $6.6 million to earnings.

(e) On April 25, 2002, following approval by the congressional Joint Committee On Taxation, the Company received a favorable tax settlement of $3,777, including interest of $1,285 after income taxes, from the Internal Revenue Service on its claims for adjustment of export benefits for the years 1994 and 1995.

(f) Special charges for the first quarter ended March 31, 2002, totaled $850 ($541 after income taxes or one cent per diluted share) resulting from the workforce reduction programs at certain of the Company's facilities.

(g) On January 1, 2003, the Company implemented Statement of Financial Accounting Standard No. 143, "Accounting for Asset Retirement Obligations," which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The cumulative effect of the change in accounting principle resulting from the implementation of the standard was $2,220 net of taxes of $1,265 or five cents per diluted share.

(h) On January 21, 2003, Albemarle acquired Ethyl's fuel and lubricant antioxidants working capital, patents and other intellectual property for $26,579 in cash plus Albemarle will pay to Ethyl a total of $1,500 in additional consideration during 2003 if Ethyl's purchases of antioxidant products from Albemarle and Albemarle's sales of antioxidant products to third parties for fuel and lubricant additive use meet certain specified performance criteria.